Exhibit 99.1

News Release

Magma Reports Revenue of $29.7 million for Second Quarter –

Exceeds All Financial Guidance

SAN JOSE, Calif., Dec. 3, 2009 — Magma® Design Automation Inc. (Nasdaq: LAVA), a provider of chip design software, today reported revenue of $29.7 million for its fiscal 2010 second quarter ended Nov. 1, 2009.

“Traction continues to grow for our core Talus® platform as well as for our newer products — just last week Hynix announced it is standardizing on FineSim™ for circuit simulation, Toshiba is adopting Quartz™ for physical verification of advanced flash memory designs, and today we announced Exar selected Titan™ ADX to accelerate analog design,” said Rajeev Madhavan, chairman and CEO of Magma. “Second-quarter results once again included strong positive cash flow as we exceeded our guidance ranges for revenue and all other financial metrics.”

GAAP Results

In accordance with generally accepted accounting principles (GAAP), Magma reported net income of $4.3 million, or $0.09 per share (basic and diluted), for the second quarter, compared to a net loss of $(26.3) million, or $(0.60) per share (basic and diluted), for the year-ago second quarter. The second quarter of fiscal 2010 was favorably impacted by a non-recurring net tax benefit of $7.7 million, or $0.16 per share (basic), $0.13 per share (diluted), which was primarily due to a discrete adjustment reducing the reserves for foreign taxes.

Non-GAAP Results

Magma’s non-GAAP net income was $1.7 million for the second quarter, or $0.03 per share (basic and diluted), which compares to a non-GAAP net loss of $(6.3) million, or $(0.14) per share (basic and diluted), for the year-ago second quarter.

Non-GAAP net income for the second quarter of fiscal 2010 excludes the effects of amortization of developed technology, amortization of intangible assets, stock-based compensation, amortization of debt issuance costs, debt discount and premium accretion, charges associated with losses on equity investments and other investments, restructuring charges, acquisition-related expenses and the related provision for income taxes. Non-GAAP net income for the second quarter of fiscal 2009 excludes the effects of amortization of developed technology, amortization of intangible assets, amortization of deferred stock-based compensation, amortization of debt issuance costs, debt discount accretion, charges associated with losses on equity investments, restructuring charges, acquisition-related expenses and the related provision for income taxes. A reconciliation of our non-GAAP results to GAAP results is included in this press release.

In the second quarter Magma generated cash flow from operations of approximately $3.9 million.

Business Outlook

For Magma’s fiscal 2010 third quarter, ending Jan. 31, 2010, the company expects total revenue in the range of $29.5 million to $30.0 million. GAAP net loss per share is expected to be in the range of $(0.14) to $(0.13) and non-GAAP earnings per share (EPS) are expected to be in the range of $0.02 to $0.03. A Financial Data Supplement containing additional third quarter and full fiscal year 2010 guidance, as well as detailed financial information intended to provide guidance and further insight into our business, is available online in the Investor Relations section of the Magma website.

GAAP Reconciliation

Magma provides non-GAAP financial information to assist investors in assessing its current and future operations in the way that Magma’s management evaluates those operations. Magma believes that this non-GAAP information provides useful information to investors by excluding the effect of some expenses that are required to be recorded under GAAP but that Magma believes are not indicative of Magma’s core operating results, or that are expected to be incurred over a limited period of time.

Magma’s management evaluates and makes operating decisions about its business operations primarily based on bookings, revenue and the core costs of those business operations. Management believes that the amortization of developed technology and intangible assets, stock-based compensation, amortization of debt issuance costs, debt discount and premium accretion, charges associated with losses on equity and other investments, restructuring charges, acquisition-related expenses and the related provision for income taxes, and other significant unusual items are not operating costs of its core software and service business operations. Therefore, management presents non-GAAP financial measures, along with GAAP measures, in this earnings release by excluding these items from the period expenses. The income statement line items affected are as follows: (1) cost of revenue, licenses; (2) cost of revenue, bundled licenses and services; (3) cost of revenue, services; (4) operating expenses, research and development; (5) operating expenses; (6) operating expenses, sales and marketing; (7) operating expenses, general and administrative; (8) operating expenses, amortization of intangible assets; (9) operating expenses, restructuring charge; (10) interest expense; (11) valuation gain (loss), net; (12) other income (expense), net; (13) provision for income taxes and (14) net income (loss) per share.

For each such non-GAAP financial measure, the adjustment provides management with information about Magma’s underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Magma does not acquire businesses on a predictable cycle, management excludes acquisition-related charges, such as in-process research and development charges, to make more consistent and meaningful evaluations of Magma’s operating expenses. Similarly, since Magma does not undertake significant restructuring or realignments on a predictable cycle, management would have difficulty evaluating Magma’s profitability as measured by gross profit, operating profit, income before taxes and net income on a period-to-period basis unless it excluded these charges. Management also uses these measures to help it make budgeting decisions between those expenses that affect operating expenses and operating margin (such as research and development, sales and marketing, and general and administrative expenses), and those expenses that affect cost of revenue and gross margin (such as product development expenses).

Further, the availability of non-GAAP financial information helps management track actual performance relative to financial targets, including both internal targets and publicly announced targets. Making this non-GAAP financial information available also helps investors compare Magma’s performance with the announced operating results of its principal competitors, which regularly provide similar non-GAAP financial information.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that management must exercise judgment in determining whether some types of charges, such as stock-based compensation relating to stock grants and acquisition related charges, should be excluded from non-GAAP financial measures. Management believes, however, that providing this non-GAAP financial information facilitates consistent comparison of Magma’s financial performance over time. Magma has historically provided non-GAAP results to the investment community, not as an alternative but as a supplement to GAAP information, to enable investors to evaluate Magma’s core operating performance in the way that management does.

Conference Call

Magma will discuss the financial results for the recently completed quarter, along with forward-looking guidance, during a live earnings call today at 1:30 p.m. PST, available live by both webcast and telephone. To listen live via webcast, visit the Investor Relations section of Magma’s website at http://investor.magma-da.com/medialist.cfm. To listen live via telephone, call either of the numbers below:

U.S. & Canada:	(888) 510-1783
Elsewhere:	(719) 325-2286

Following completion of the call, a webcast replay of the call will be available at http://investor.magma-da.com/medialist.cfm through Dec. 10, 2009. Those without Internet access may listen to a replay of the call by telephone until 11:59 p.m. PST on Dec. 10, 2009 by calling:

U.S. & Canada:	(888) 203-1112, code #2460625
Elsewhere:	(719) 457-0820, code #2460625

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements in the “Business Outlook” section and in quotations from Magma’s management. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from Magma’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to: the substantial amount of Magma’s indebtedness, which could adversely affect our financial position; customer payment defaults, which may cause us to be unable to recognize revenue from backlog, and changes in the type of orders comprising backlog, which could affect the proportion of revenue recognized from backlog each quarter, both of which could have a material adverse effect on our financial condition and results of operations; and doubt over our ability to continue as a going concern. We rely on a small number of customers for a significant portion of our revenue, and our revenue could decline if customers delay orders or fail to renew licenses or if we are unable to maintain or develop relationships with current or potential customers; we compete against companies that hold a large share of the EDA market and competition is increasing among EDA vendors as customers tightly control their EDA spending and use fewer vendors to meet their needs. If we cannot compete successfully, we will not gain market share and our revenue could decline. Other factors may include weaker-than-anticipated sales of Magma’s products and services; weakness in the semiconductor or electronic systems industries; a potential failure of customers to adopt, or to adopt at a sufficiently fast rate, 65-nanometer and smaller design geometries on a large scale; Magma’s ability to integrate acquired businesses and technologies; potentially higher-than-anticipated costs of litigation; potentially higher-than-anticipated costs of compliance with regulatory requirements, including those relating to internal control over financial reporting; the ability to manage expanding operations; the ability to attract and retain the key management and technical personnel needed to operate Magma successfully; the ability to continue to deliver competitive products to customers; and changes in accounting rules. Further discussion of these and other potential risk factors may be found in Magma’s public filings with the Securities and Exchange Commission (www.sec.gov), including its Form 10-Q for the fiscal quarter ended August 2, 2009. Magma undertakes no additional obligation to update these forward-looking statements.

About Magma

Magma’s electronic design automation (EDA) software provides the “Fastest Path to Silicon”(TM) and enables the world’s top chip companies to create high-performance integrated circuits (ICs) for cellular telephones, electronic games, WiFi, MP3 players, digital video, networking and other electronic applications. Magma products are used in IC implementation, analog/mixed-signal design, analysis, physical verification, circuit simulation and characterization. The company maintains headquarters in San Jose, Calif., and offices throughout North America, Europe, Japan, Asia and India. Magma’s stock trades on Nasdaq under the ticker symbol LAVA. Follow Magma on Twitter at www.Twitter.com/MagmaEDA and on Facebook at www.Facebook.com/Magma. Visit Magma Design Automation on the Web at www.magma-da.com.

Magma and Talus are registered trademarks and FineSim, “Fastest Path to Silicon,” Quartz and Titan are trademarks of Magma Design Automation. All other product and company names are trademarks and registered trademarks of their respective companies.

MAGMA DESIGN AUTOMATION, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	November 1, 2009	May 3, 2009 (as adjusted)(1)
ASSETS
Current assets:
Cash and cash equivalents	$47,035	$32,888
Restricted cash	376	9,215
Short-term investments, pledged as collateral for secured credit line	16,909	—
Accounts receivable, net	13,394	26,635
Prepaid expenses and other current assets	5,591	5,443

Total current assets	83,305	74,181
Property and equipment, net	7,531	10,443
Intangibles, net	9,370	12,170
Goodwill	6,731	6,666
Long-term investments, pledged as collateral for secured credit line	—	17,908
Other assets	6,086	5,665

Total assets	$113,023	$127,033

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,384	$1,212
Accrued expenses	10,216	15,353
Secured credit line	11,373	12,451
Revolving note	12,200	12,181
Current portion of other long-term liabilities	2,206	2,679
Deferred revenue	28,201	35,779
Convertible notes, net of debt discount	22,677	—

Total current liabilities	89,257	79,655
Convertible notes, net of debt discount	28,453	47,600
Long-term tax liabilities	1,947	9,729
Other long-term liabilities	1,767	3,160

Total liabilities	121,424	140,144

Stockholders’ equity (deficit):
Common stock	5	5
Additional paid-in capital	409,697	405,342
Accumulated deficit	(380,458)	(380,490)
Treasury stock at cost	(32,615)	(32,615)
Accumulated other comprehensive loss	(5,030)	(5,353)

Total stockholders’ equity (deficit)	(8,401)	(13,111)

Total liabilities and stockholders’ equity	$113,023	$127,033

(1)	Prior periods adjusted for the adoption of ASC 470-20.

MAGMA DESIGN AUTOMATION, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	November 1, 2009	November 2, 2008 (as adjusted)(1)	November 1, 2009	November 2, 2008 (as adjusted)(1)
Revenue:
Licenses	$13,237	$19,742	$27,016	$45,838
Bundled licenses and services	8,192	7,486	15,769	17,416
Services	8,233	9,230	15,718	18,946

Total revenue	29,662	36,458	58,503	82,200

Cost of revenue:
Licenses	782	4,958	1,483	9,767
Bundled licenses and services	1,077	2,346	2,053	4,865
Services	3,322	5,048	6,482	10,050

Total cost of revenue	5,181	12,352	10,018	24,682

Gross profit	24,481	24,106	48,485	57,518

Operating expenses:
Research and development	11,728	19,047	22,925	39,180
Sales and marketing	9,933	15,474	19,703	32,277
General and administrative	4,530	6,743	8,913	13,695
Amortization of intangible assets	305	838	610	2,282
Restructuring charge	247	3,307	950	5,327

Total operating expenses	26,743	45,409	53,101	92,761

Operating loss	(2,262)	(21,303)	(4,616)	(35,243)

Other income (expense):
Interest income	60	193	105	379
Interest expense	(1,105)	(1,062)	(2,262)	(2,046)
Valuation gain (loss), net	174	(1,679)	326	(1,679)
Other income (expense), net	(185)	705	(787)	609

Total other income, (expense) net	(1,056)	(1,843)	(2,618)	(2,737)

Net loss before income taxes	(3,318)	(23,146)	(7,234)	(37,980)
Benefit from (provision for) income taxes	7,662	(3,130)	7,266	(3,569)

Net income (loss)	$4,344	$(26,276)	$32	$(41,549)

Net income (loss) per share – basic	$0.09	$(0.60)	$0.00	$(0.95)

Net income (loss) per share – diluted	$0.08	$(0.60)	$0.00	$(0.95)

Shares used in calculation:
Basic	48,995	43,908	48,427	43,647

Diluted	59,239	43,908	49,547	43,647

(1)	Prior periods adjusted for the adoption of ASC 470-20.

Reconciliation of Second Quarter GAAP and Non-GAAP Financial Results

Statement of Operations Reconciliation (in thousands)	Three Months Ended		Six Months Ended
	November 1, 2009	November 2, 2008 (as adjusted)(1)	November 1, 2009	November 2, 2008 (as adjusted)(1)
GAAP net income (loss)	$4,344	$(26,276)	$32	$(41,549)
Cost of license revenue
Amortization of developed technology	737	4,804	1,512	9,457

Cost of bundled license and services revenue
Amortization of developed technology	361	1,439	697	2,739
Stock-based compensation	87	53	140	148

	448	1,492	837	2,887
Cost of service revenue
Stock-based compensation	417	311	664	628

Research and development
Stock-based compensation	1,016	1,871	2,149	3,941
Acquisition related expenses	1	127	20	522

	1,017	1,998	2,169	4,463
Sales and marketing
Stock-based compensation	1,142	1,247	2,077	2,886

General and administrative
Stock-based compensation	1,097	1,173	1,910	2,426

Amortization of intangible assets	305	837	610	2,281
Restructuring charges	247	3,307	950	5,327

Other income (expense)
Interest expense, amortization of debt issuance cost, and debt discount accretion	500	634	1,147	1,263
Gain on extinguishment of debt	(278)	—	(278)	—
Loss (gain) on equity and other investments	(109)	1,773	(114)	1,760

	113	2,407	755	3,023

Provision for income taxes	(8,157)	2,409	(8,137)	2,605

Non-GAAP net income (loss)	$1,710	$(6,291)	$3,379	$(5,566)

(1)	Prior periods adjusted for the adoption of ASC 470-20.

Reconciliation of Second Quarter GAAP and Non-GAAP Financial Results

Earnings/(Loss) Per Share Reconciliation	Three Months Ended		Six Months Ended
	November 1, 2009	November 2, 2008 (as adjusted)(1)	November 1, 2009	November 2, 2008 (as adjusted)(1)
GAAP net income (loss)	$0.09	$(0.60)	$0.00	$(0.95)
Cost of license revenue
Amortization of developed technology	0.01	0.11	0.03	0.22

Cost of bundled license and services revenue
Amortization of developed technology	0.01	0.03	0.02	0.06
Stock-based compensation	—	—	—	0.01

	0.01	0.03	0.02	0.07

Cost of service revenue
Stock-based compensation	0.01	0.01	0.01	0.01

Research and development
Stock-based compensation	0.02	0.05	0.05	0.09
Acquisition related expenses	—	—	—	0.01

	0.02	0.05	0.05	0.10

Sales and marketing
Stock-based compensation	0.02	0.03	0.04	0.07

General and administrative
Stock-based compensation	0.02	0.03	0.04	0.06

Amortization of intangible assets	0.01	0.02	0.01	0.05
Restructuring charges	0.01	0.08	0.02	0.12

Other income (expense)
Interest expense, amortization of debt issuance cost, and debt discount accretion	0.01	0.01	0.03	0.02
Gain on extinguishment of debt	(0.01)		(0.01)
Loss (gain) on equity and other investments	—	0.04	—	0.04

	0.00	0.05	0.02	0.06

Provision for income taxes	(0.17)	0.05	(0.17)	0.06

Non-GAAP net income	$0.03	$(0.14)	$0.07	$(0.13)

Non-GAAP net income (diluted)	$0.03	$(0.14)	$0.07	$(0.13)

Basic shares used in calculation	48,995	43,908	48,427	43,647

Diluted shares used in calculation*	50,766	44,441	49,547	44,279

(1)	Prior periods adjusted for the adoption of ASC 470-20.
*	Gives effect to the potential issuance of common stock upon conversion of convertible subordinated notes, if dilutive, and to the effect of all dilutive potential common shares outstanding during the period, including stock options, using the treasury stock method

MAGMA DESIGN AUTOMATION, INC.

AS OF DECEMBER 3, 2009

IMPACT OF KNOWN NON-GAAP ADJUSTMENTS ON FORWARD-LOOKING DILUTED NET

INCOME PER SHARE AND NET INCOME

(unaudited)

	Quarter Ending January 31, 2010	Year Ending May 2, 2010
GAAP diluted net loss per share	$(0.14) to $(0.13)	$(0.32) to $(0.30)
Amortization of developed technology and intangibles	$0.04	$0.15
Amortization of deferred stock-based compensation	$0.09	$0.37
Equity and other investment related charges	$0.01	$0.02
Other	$0.02	$(0.11)
Non-GAAP diluted net income per share	$0.02 to $0.03	$0.11 to $0.13

(in millions)	Quarter Ending January 31, 2010	Year Ending May 2, 2010
GAAP net loss	$(7.3) to $(6.8)	$(16.7) to $(15.4)
Amortization of developed technology and intangibles	$2.0	$7.9
Amortization of deferred stock-based compensation	$5.0	$19.0
Equity and other investment related charges	$0.3	$1.0
Other	$1.0	$(5.7)
Non-GAAP net income	$1.0 to $1.5	$5.5 to $6.8

Contacts:
Magma Design Automation Inc.
Media:	Investors:
Monica Marmie	Milan G. Lazich
Director, Marketing Communications	Vice President, Corporate Marketing
(408) 565-7689	(408) 565-7706
mmarmie@magma-da.com	milan.lazich@magma-da.com